Exhibit 99

May 1, 2008

HELMERICH & PAYNE, INC. ANNOUNCES NEW BUILD ORDERS AND

SECOND QUARTER EARNINGS

Helmerich & Payne, Inc. reported net income of $102,054,000 ($0.96 per diluted share) from operating revenues of $473,644,000 for its second fiscal quarter ended March 31, 2008, compared with net income of $106,861,000 ($1.02 per diluted share) from operating revenues of $372,536,000 during last year’s second fiscal quarter ended March 31, 2007.  Included in this year’s second quarter net income are $0.04 per share of after-tax gains from the sale of portfolio securities and drilling equipment.  Included in net income for the second fiscal quarter of 2007 was approximately $0.18 per share from after-tax gains related to the sale of two platform rigs, and $0.05 per share from after-tax gains related to an ongoing insurance settlement for hurricane damages to offshore platform Rig 201 and other asset sales.

For the six months ended March 31, 2008, the Company reported net income of $209,884,000 ($1.98 per diluted share) from operating revenues of $930,307,000, compared with net income of $217,647,000 ($2.08 per diluted share) from operating revenues of $758,935,000 during the six months ended March 31, 2007.   Included in net income were after-tax gains from the sale of portfolio securities and drilling equipment, including insurance proceeds, of $0.07 per share for the first six months of fiscal 2008, and $0.39 per share for the first six months of fiscal 2007.

Helmerich & Payne, Inc. also announced today that it had signed three additional long-term contracts with three exploration and production companies to operate three new FlexRigs®* in the U.S.  The name of the customers and other terms were not disclosed.  This brings to 97 the total number of new FlexRigs with at least three-year term commitments that have been announced by the Company since March 2005.  To date, 87 of these new builds have been completed, with the remaining 10 scheduled for completion during this calendar year.  FlexRigs are expected to represent about 70% of the Company’s global land fleet by the end of calendar 2008.

Company President and C.E.O. Hans Helmerich commented, “During the Company’s second quarter, we experienced declines in our offshore and international business, while our U.S. land segment continued to perform at historically high levels. As we move into the second half of the fiscal year, we expect to deliver operating income growth in all three of our drilling segments.  As evidenced by our announcement today, we continue to see a very encouraging level of demand for new H&P FlexRigs, which have clearly become the standard for reliability, performance and well cost efficiencies in U.S. land drilling.  With energy market conditions, both domestic and internationally, pointing toward increasing and more challenging global drilling activity, we are very well positioned to compete and continue to gain market share while delivering attractive returns to our shareholders.”

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News Release

May 1, 2008

The Company’s U.S. land rig business continued to experience an increase in revenue day activity and higher average rig revenue per day during the quarter. The increase in daily revenue, however, was more than offset by daily field cost increases.  Segment operating income from the Company’s U.S. land rig operations was up substantially from one year ago, but relatively flat sequentially with $143,841,000 of operating income during this year’s first fiscal quarter and $143,740,000 operating income during this year’s second quarter.  The Company recorded a sequential $409 increase in rig revenue per day to $24,415, which is the segment’s highest quarterly average in the Company’s history and reflects the strong dayrate premium that the Company’s fleet commands in the U.S. land market. However, average rig expenses increased by $662 to $11,557 per day.  As a result, the average rig margin per day decreased sequentially by $253 to $12,858 per day.  The Company’s U.S. land rig utilization was 94% during this year’s second quarter, compared with 97% for last year’s second quarter and 95% for this year’s first quarter.  Additionally, the Company’s U.S. land rig activity increased 3% sequentially to 14,272 revenue days during this year’s second quarter, as more newly constructed rigs were deployed to the field.  Given improving market conditions, the Company expects continued expansion in its U.S. land rig activity during the third fiscal quarter, as well as strong daily rig margins in the segment.

Segment operating income for the Company’s offshore operations was $3,603,000 for this year’s second quarter, compared with $3,805,000 for last year’s second quarter and $4,114,000 for this year’s first quarter.  Average rig utilization in the offshore segment increased sequentially from 56% to 65% during the quarter ending March 31, 2008, and is expected to increase to over 80% during the current third fiscal quarter.  As a result and in combination with anticipated improvement in average daily rig margins in the third quarter, the Company expects offshore segment operating income to increase from the second to the third fiscal quarter.  All nine of the Company’s offshare segment rigs are contracted, eight of which are currently active.  The ninth rig is scheduled to commence operations in the second quarter of fiscal 2009.

Segment operating income for the Company’s international land operations was $12,752,000 for this year’s second quarter, compared with $19,874,000 for last year’s second quarter and $21,156,000 for this year’s first quarter.   The sequential decline this year was mostly attributable to an adjustment of $5.9 million relating to the depreciation of certain assets recorded in prior years.  (This adjustment had a negative impact to the second quarter’s net income of approximately $0.04 per share.)  As expected, the decline in segment operating income was also attributable to a reduction in average rig utilization from 81% to 73% during the second quarter.  The average rig margin per day corresponding to the quarter was $14,396, or 2% higher than that of the first quarter.  Average international rig utilization is expected to increase to over 75% during the third fiscal quarter ending June 30, 2008.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of May 1, 2008, the Company’s existing fleet included 175 U.S. land rigs, 27 international land rigs and nine offshore platform rigs.

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News Release

May 1, 2008

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived for a year on H&P’s website indicated above.

Statements in this release and information disclosed in the conference call and webcast that are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 are based on current expectations and assumptions that are subject to risks and uncertainties. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:  Juan Pablo Tardio

(918) 588-5383

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News Release

May 1, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
CONSOLIDATED STATEMENTS OF INCOME	2007	2008	2007	2008	2007

Operating Revenues:
Drilling - U.S. Land	$347,644	$365,263	$269,145	$712,907	$539,045
Drilling - U.S. Offshore	27,281	29,789	28,703	57,070	64,457
Drilling - International	78,602	75,757	71,950	154,359	149,796
Real Estate	3,136	2,835	2,738	5,971	5,637
	456,663	473,644	372,536	930,307	758,935

Operating costs and other:
Operating costs, excluding depreciation	235,795	253,958	199,456	489,753	398,923
Depreciation	43,984	51,872	32,952	95,856	63,103
General and administrative	13,903	14,090	13,350	27,993	23,963
Gain from involuntary conversion of long-lived assets	(4,810)	—	(5,170)	(4,810)	(5,170)
Income from asset sales	(842)	(1,946)	(32,336)	(2,788)	(32,822)
	288,030	317,974	208,252	606,004	447,997

Operating income	168,633	155,670	164,284	324,303	310,938

Other income (expense):
Interest and dividend income	1,115	1,220	1,034	2,335	2,278
Interest expense	(4,831)	(4,773)	(1,913)	(9,604)	(2,832)
Gain on sale of investment securities	130	5,476	177	5,606	26,514
Other	(616)	180	66	(436)	130
	(4,202)	2,103	(636)	(2,099)	26,090

Income before income taxes and equity in income of affiliate	164,431	157,773	163,648	322,204	337,028

Income tax provision	60,146	58,784	59,338	118,930	123,436

Equity in income of affiliate net of income taxes	3,545	3,065	2,551	6,610	4,055
NET INCOME	$107,830	$102,054	$106,861	$209,884	$217,647

Earnings per common share:
Basic	$1.04	$0.98	$1.04	$2.02	$2.11
Diluted	$1.02	$0.96	$1.02	$1.98	$2.08

Average common shares outstanding:
Basic	103,509	103,883	103,239	103,695	103,276
Diluted	105,615	106,090	104,832	105,740	104,841

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News Release

May 1, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	3/31/08	9/30/07

ASSETS
Cash and cash equivalents	$90,736	$89,215
Other current assets	453,249	409,749
Total current assets	543,985	498,964
Investments	205,660	223,360
Net property, plant, and equipment	2,395,862	2,152,616
Other assets	10,611	10,429
TOTAL ASSETS	$3,156,118	$2,885,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$210,996	$226,612
Total noncurrent liabilities	451,042	398,241
Long-term notes payable	480,000	445,000
Total shareholders’ equity	2,014,080	1,815,516

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,156,118	$2,885,369

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News Release

May 1, 2008

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2008	2007

OPERATING ACTIVITIES:
Net income	$209,884	$217,647
Depreciation	95,856	63,103
Changes in assets and liabilities	(23,149)	32,364
Gain from involuntary conversion of long-lived assets	(4,810)	(5,170)
Gain on sale of assets and investment securities	(8,264)	(59,198)
Other	(6,262)	(2,881)
Net cash provided by operating activities	263,255	245,865

INVESTING ACTIVITIES:
Capital expenditures	(321,711)	(433,900)
Insurance proceeds from involuntary conversion of long-lived assets	8,500	5,170
Proceeds from sale of assets and investments	11,437	122,759
Other	—	214
Net cash used in investing activities	(301,774)	(305,757)

FINANCING ACTIVITIES:
Dividends paid	(9,354)	(9,311)
Repurchase of common stock	—	(17,621)
Net decrease in bank overdraft	—	(10,195)
Proceeds from exercise of stock options	8,284	872
Net proceeds from short-term and long-term debt	35,000	151,279
Excess tax benefit from stock-based compensation	6,110	155
Net cash provided by financing activities	40,040	115,179

Net increase in cash and cash equivalents	1,521	55,287
Cash and cash equivalents, beginning of period	89,215	33,853
Cash and cash equivalents, end of period	$90,736	$89,140

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News Release

May 1, 2008

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec . 31	March 31		March 31
	2007	2008	2007	2008	2007
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$347,644	$365,263	$269,145	$712,907	$539,045
Direct operating expenses	165,565	181,757	132,399	347,322	259,756
General and administrative expense	4,394	4,257	3,151	8,651	6,603
Depreciation	33,844	35,509	23,813	69,353	44,496
Segment operating income	$143,841	$143,740	$109,782	$287,581	$228,190

Revenue days	13,877	14,272	11,156	28,159	21,704
Average rig revenue per day	$24,006	$24,415	$23,032	$24,213	$23,615
Average rig expense per day	$10,895	$11,557	$10,774	$11,231	$10,747
Average rig margin per day	$13,111	$12,858	$12,258	$12,982	$12,868
Rig utilization	95%	94%	97%	94%	98%

OFFSHORE OPERATIONS
Revenues	$27,281	$29,789	$28,703	$57,070	$64,457
Direct operating expenses	19,211	21,918	20,709	41,129	44,847
General and administrative expense	1,098	1,114	1,500	2,212	2,958
Depreciation	2,858	3,154	2,689	6,012	5,467
Segment operating income	$4,114	$3,603	$3,805	$7,717	$11,185

Revenue days	460	514	522	974	1,110
Average rig revenue per day	$41,833	$41,209	$29,603	$41,503	$34,488
Average rig expense per day	$27,160	$29,144	$19,885	$28,207	$22,012
Average rig margin per day	$14,673	$12,065	$9,718	$13,296	$12,476
Rig utilization	56%	65%	64%	60%	68%

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News Release

May 1, 2008

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec . 31	March 31		March 31
	2007	2008	2007	2008	2007
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$78,602	$75,757	$71,950	$154,359	$149,796
Direct operating expenses	50,782	50,129	45,704	100,911	93,364
General and administrative expense	938	1,300	1,031	2,238	1,594
Depreciation	5,726	11,576	5,341	17,302	10,890
Segment operating income	$21,156	$12,752	$19,874	$33,908	$43,948

Revenue days	1,981	1,795	2,262	3,776	4,628
Average rig revenue per day	$34,522	$39,695	$27,001	$36,981	$27,354
Average rig expense per day	$20,353	$25,299	$15,722	$22,704	$15,291
Average rig margin per day	$14,169	$14,396	$11,279	$14,277	$12,063
Rig utilization	81%	73%	93%	77%	95%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

A management contract for a customer-owned platform rig working in an international location was moved from the International segment to the Offshore segment in the fourth quarter of fiscal 2007. The amounts for Offshore and International land segments for the three and six months ended March 31, 2007 have been restated to reflect this change.

Reimbursed amounts were as follows:

U.S. Land Operations	$14,277	$16,809	$12,196	$31,086	$26,505
Offshore Operations	$2,862	$3,343	$3,840	$6,205	$7,544
International Land Operations	$10,213	$4,505	$10,824	$14,718	$22,980

REAL ESTATE
Revenues	$3,136	$2,835	$2,738	$5,971	$5,637
Direct operating expenses	985	904	1,165	1,889	2,008
Depreciation	627	630	612	1,257	1,201
Segment operating income	$1,524	$1,301	$961	$2,825	$2,428

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News Release

May 1, 2008

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income before income taxes and equity in income of affiliates as reported on the Consolidated Statements of Income (in thousands).

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec . 31	March 31		March 31
	2007	2008	2007	2008	2007
Operating Income
U.S. Land	$143,841	$143,740	$109,782	$287,581	$228,190
Offshore	4,114	3,603	3,805	7,717	11,185
International Land	21,156	12,752	19,874	33,908	43,948
Real Estate	1,524	1,301	961	2,825	2,428
Segment operating income	$170,635	$161,396	$134,422	$332,031	$285,751
Corporate general and administrative	(7,473)	(7,419)	(7,668)	(14,892)	(12,808)
Other depreciation	(929)	(1,003)	(497)	(1,932)	(1,049)
Inter-segment elimination	748	750	521	1,498	1,052
Gain from involuntary conversion of long-lived assets	4,810	—	5,170	4,810	5,170
Income from asset sales	842	1,946	32,336	2,788	32,822
Operating income	$168,633	$155,670	$164,284	$324,303	$310,938

Other income (expense):
Interest and dividend income	1,115	1,220	1,034	2,335	2,278
Interest expense	(4,831)	(4,773)	(1,913)	(9,604)	(2,832)
Gain on sale of investment securities	130	5,476	177	5,606	26,514
Other	(616)	180	66	(436)	130
Total other income (expense)	(4,202)	2,103	(636)	(2,099)	26,090

Income before income taxes and
equity in income of affiliate	$164,431	$157,773	$163,648	$322,204	$337,028

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